EXHIBIT 10.2

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”), is made as of June 28 , 2011 (the “Effective Date”) by and between Heritage Commons III, Ltd., a Texas limited partnership (“Assignor”) and IN-105 Heritage III, LLC, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of April 25, 2011, by and between Assignor and Assignee (as the same may be amended or modified, the “Sale Agreement”), Assignor agreed to sell to Assignee, inter alia, certain real property, as more particularly described on Exhibit A attached hereto (the “Real Property”). Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and

WHEREAS, by deed of even date herewith, Assignor conveyed the Real Property to Assignee; and

WHEREAS, Assignor has entered into those certain leases or rental agreements for the use or occupancy of the Property (the “Leases”) listed and described on the rent roll attached as Exhibit B hereto and made a part hereof (the “Rent Roll”), and Assignor is the present owner of all rights, title, and interest of the landlord under the Leases.

WHEREAS, Assignor desires to transfer and assign all of Assignor’s right, title, interest and obligations as the landlord in and to the Leases to Assignee, and Assignee desires to accept and assume same.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Assignment. Assignor does hereby ASSIGN, TRANSFER, and DELIVER unto Assignee all of Assignor’s right, title and interest and obligations as landlord under the Leases.

2. Indemnity by Assignor. Assignor shall indemnify and hold Assignee harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees and costs) arising out of any obligations or liability of landlord or lessor under the Leases arising before the Effective Date hereof.

3. Assumption. Assignee hereby assumes and agrees to perform all of the terms, covenants, conditions and obligations required to be performed on the part of the landlord or lessor accruing under the Leases on and after the Effective Date hereof in accordance with the terms thereof.

4. Indemnity by Assignee. Assignee shall indemnify and hold Assignor harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees and costs) arising out of any obligations or liability of the landlord or lessor under the Leases arising on or after the Effective Date hereof.

5. Representations and Warranties. Assignor hereby represents and warrants to Assignee (a) that it has full power and authority to assign the Leases to Assignee, (b) that the Leases are in full force and effect and have not been modified or amended in any manner whatsoever except as otherwise set forth in the Rent Roll, and (c) all right, title and interest of Assignor in and to the Leases are free and clear of any and all claims, liens and encumbrances other than the Permitted Exceptions (as defined in the Sale Agreement) and as reflected in such Leases.

6. Further Assurances. Assignor covenants with Assignee and Assignee covenants with Assignor that each will execute or procure any additional documents necessary to establish the rights of the other hereunder.

7. Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

8. Binding Effect. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns. Assignor and Assignee each agree to execute and deliver such other and further documents as may be necessary to transfer, assign, convey and deliver the Leases and to otherwise accomplish the purposes and intent of this Assignment.

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IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the Effective Date set forth hereinabove.

ASSIGNOR:

Heritage Commons III, Ltd., a Texas limited partnership

By:	Hillwood Alliance Management, L.P., a Texas limited partnership its general partner

By:	Hillwood Alliance GP, LLC, a Texas limited liability company, its general partner

	By:	/s/ Michael K. Berry
	Name:	Michael K. Berry
	Title:	Executive Vice President

ASSIGNEE:

IN-105 Heritage III, LLC, a Delaware limited liability company

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the Effective Date set forth hereinabove.

ASSIGNOR:

Heritage Commons III, Ltd., a Texas limited partnership

By:	Hillwood Alliance Management, L.P., a Texas limited partnership its general partner

By:	Hillwood Alliance GP, LLC, a Texas limited liability company, its general partner

By:
Name:
Title:

ASSIGNEE:

IN-105 Heritage III, LLC, a Delaware limited liability company

By:	/s/ Steven D. Shackelford
Name:	Steven D. Shackelford
Title:	CFO/EVP

Exhibit A to Assignment and Assumption of Leases

Description of the Real Property

[Omitted as not necessary for an understanding of the agreement]

Exhibit B to Assignment and Assumption of Leases

Rent Roll

[Omitted as not necessary for an understanding of the agreement]